Exhibit 99.2

LINN ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

When referring to LINN Energy (“Successor,” “LINN Energy” or the “Company”), the intent is to refer to Linn Energy, Inc., a Delaware corporation formed in July 2018 and successor by merger (as described below) to Linn Energy, Inc., a Delaware corporation formed in February 2017 (“Old Linn”), and its consolidated subsidiaries as a whole or on an individual basis, depending on the context in which the statements are made. During the quarter ended June 30, 2018, Old Linn was a successor issuer of Linn Energy, LLC pursuant to Rule 15d-5 of the Securities Exchange Act of 1934, as amended. When referring to the “Predecessor” in reference to the period prior to the emergence from bankruptcy, the intent is to refer to Linn Energy, LLC, the predecessor to Old Linn that will be dissolved following the effective date of the plan of reorganization and resolution of all outstanding claims, and its consolidated subsidiaries as a whole or on an individual basis, depending on the context in which the statements are made.

On July 25, 2018, the Company completed a corporate reorganization pursuant to which Old Linn merged with and into Linn Merger Sub #1, LLC (“Merger Sub”), a newly formed Delaware limited liability company and wholly owned subsidiary of LINN Energy, with Merger Sub surviving such merger.

In April 2018, the Company announced its intention to separate its then wholly owned subsidiary, Riviera Resources, LLC (together with its corporate successor, “Riviera”) from LINN Energy through a distribution (the “Spin-off”) of all of the outstanding shares of common stock of Riviera to the stockholders of LINN Energy. To effect the separation, LINN Energy and certain of its direct and indirect subsidiaries undertook an internal reorganization (including the conversion of Riviera from a limited liability company to a corporation), following which Riviera Resources, Inc. held, directly or through its subsidiaries, substantially all of the assets and liabilities of LINN Energy, other than LINN Energy’s 50% equity interest in Roan Resources LLC (“Roan”), cash on hand described below. Following the Spin-off, Riviera is an independent reporting company quoted for trading on the OTCQX Market under the ticker “RVRA.” LINN Energy does not retain any ownership interest in Riviera. The Spin-off was completed on August 7, 2018.

The following unaudited pro forma financial information gives effect to the completion of the Spin-off. In addition to the Spin-off, the unaudited pro forma condensed consolidated statement of operations of LINN Energy for the year ended December 31, 2017 also gives effect to:

Roan Contribution: On August 31, 2017, Old Linn, through certain of its subsidiaries, completed the transaction in which Old Linn and Citizen Energy II, LLC (“Citizen”) each contributed certain upstream assets located in Oklahoma to a newly formed company, Roan Resources LLC (the “Roan Contribution”), focused on the accelerated development of the Merge/SCOOP/STACK play. In exchange for their respective contributions, Old Linn and Citizen each received a 50% equity interest in Roan.

The pro forma condensed consolidated statement of operations for the year ended December 31, 2017 reflects pro forma adjustments for the disposition of Old Linn’s contributed net assets, but does not reflect pro forma adjustments for the acquisition of Old Linn’s equity interest in the net assets of Roan, as this amount was not significant for purposes of Regulation S-X Article 11.

Jonah Assets Sale: On May 31, 2017, Old Linn completed the sale of its interest in properties located in western Wyoming to Jonah Energy LLC (the “Jonah Assets Sale”). Old Linn used the net cash proceeds received of approximately $559 million to repay in full its approximate $294 million term loan as well as repay a portion of the borrowings outstanding under its revolving loan.

Reorganization and Fresh Start Accounting: On May 11, 2016, the Predecessor and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas. The Debtors’ Chapter 11 cases were administered jointly under the caption In re Linn Energy, LLC, et al., Case No. 16-60040. Old Linn emerged from bankruptcy effective February 28, 2017 (the “Emergence Date”). Upon emergence from bankruptcy on February 28, 2017, Old Linn adopted fresh start accounting, which resulted in it becoming a new entity for financial reporting purposes.

LINN ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION – Continued

The unaudited pro forma condensed consolidated balance sheet gives effect to the Spin-off as if it had been completed as of June 30, 2018. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2018 gives effect to the Spin-off as if it had been completed as of January 1, 2017. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2017 gives effect to (i) the Spin-off, (ii) the Roan Contribution, (iii) the Jonah Assets Sale, and (iv) Old Linn’s plan of reorganization and fresh start accounting, as if each had been completed as of January 1, 2017. The Company had no material pro forma statements of operations activity for the years ended December 31, 2016 and December 31, 2015 after adjusting for the effects of the Spin-off and Old Linn’s plan of reorganization and fresh start accounting.

The unaudited pro forma condensed consolidated financial statements are for informational and illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the transactions reflected therein had occurred on the dates indicated, nor are such financial statements necessarily indicative of the results of operations in future periods. The pro forma condensed consolidated financial statements do not include realization of cost savings expected to result from such transactions. The assumptions and estimates underlying the adjustments to the unaudited pro forma condensed consolidated financial statements are described in the accompanying notes. The unaudited pro forma condensed consolidated financial information should also be read in conjunction with Old Linn’s historical financial statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2017, as amended, and LINN Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

LINN ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

JUNE 30, 2018

(in thousands)

	Linn Energy Historical	Riviera Historical	Pro Forma Adjustments		Linn Energy Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$301,365	$(301,365)	$40,000	(a)	$40,000
Accounts receivable – trade, net	64,686	(64,686)	—		—
Derivative instruments	3,934	(3,934)	—		—
Restricted cash	43,387	(43,387)	—		—
Other current assets	46,659	(45,760)	—		899
Assets held for sale	22	(22)	—		—

Total current assets	460,053	(459,154)	40,000		40,899

Noncurrent assets:
Oil and natural gas properties (successful efforts method), net	725,945	(725,945)	—		—
Other property and equipment, net	522,449	(522,449)	—		—
Derivative instruments	1,254	(1,254)	—		—
Deferred income taxes	169,691	(169,645)	2,492	(b)	2,538
Equity method investments	473,269	(473,269)	465,610	(a)	465,610
Other noncurrent assets	5,264	(5,264)	—		—

Total noncurrent assets	1,897,872	(1,897,826)	468,102		468,148

Total assets	$2,357,925	$(2,356,980)	$508,102		$509,047

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$179,887	$(179,119)	$—		$768
Share-based payment liability	111,792	(111,792)	—		—
Derivative instruments	5,536	(5,536)	—		—
Other accrued liabilities	19,830	(19,809)	—		21

Total current liabilities	317,045	(316,256)	—		789

Noncurrent liabilities:
Derivative instruments	24	(24)	—		—
Other noncurrent liabilities	105,531	(105,531)	—		—

Total noncurrent liabilities	105,555	(105,555)	—		—

Liabilities subject to compromise
Equity:
Common stock, $0.001 par value	79	—	—		79
Additional paid-in capital	1,427,458	—	—		1,427,458
Retained earnings	507,788	(1,935,169)	508,102	(a)(b)	(919,279)

Total stockholders’ equity	1,935,325	(1,935,169)	508,102		508,258

Total liabilities and equity	$2,357,925	$(2,356,980)	$508,102		$509,047

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

LINN ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2018

(in thousands, except per share amounts)

	LINN Energy Historical	Riviera Historical	Pro Forma Adjustments		Linn Energy Pro Forma
Revenues and other:
Oil, natural gas and natural gas liquids sales	$223,880	$(223,880)	$—		$—
Losses on oil and natural gas derivatives	(22,555)	22,555	—		—
Marketing revenues	89,234	(89,234)	—		—
Other revenues	12,281	(12,281)	—		—

	302,840	(302,840)	—		—

Expenses:
Lease operating expenses	71,972	(71,972)	—		—
Transportation expenses	40,307	(40,307)	—		—
Marketing expenses	82,082	(82,082)	—		—
General and administrative expenses	137,174	(137,174)	—		—
Exploration costs	1,255	(1,255)	—		—
Depreciation, depletion and amortization	50,445	(50,445)	—		—
Taxes, other than income taxes	15,749	(15,567)	—		182
Gains on sale of assets and other, net	(207,852)	207,852	—		—

	191,132	(190,950)	—		182

Other income and (expenses):
Interest expense, net of amounts capitalized	(988)	988	—		—
Earnings from equity method investments	16,018	(16,018)	15,640	(c)	15,640
Other, net	369	(368)	—		1

	15,399	(15,398)	15,640		15,641

Reorganization items, net	(3,210)	3,210	—		—

Income before income taxes	123,897	(124,078)	15,640		15,459
Income tax expense	45,896	(45,942)	3,779	(d)	3,733

Net income	78,001	(78,136)	11,861		11,726
Net income attributable to noncontrolling interests	3,073	—	(3,073	)(e)	—

Net income attributable to common stockholders	$74,928	$(78,136)	$14,934		$11,726

Net income per share – Basic	$0.95				$0.15

Net income per share – Diluted	$0.93				$0.15

Weighted average shares outstanding – Basic	78,817				78,817

Weighted average shares outstanding – Diluted	79,764				79,764

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

LINN ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2017

(in thousands, except per share and per unit amounts)

	Predecessor	Successor
	Two Months Ended February 28, 2017	Ten Months Ended December 31, 2017	Pro Forma Adjustments
	LINN Energy Historical	LINN Energy Historical	Reorganization and Fresh Start Accounting		Jonah Assets Sale		Roan		Riviera Spin-off		LINN Energy Pro Forma
Revenues and other:
Oil, natural gas and natural gas liquids sales	$188,885	$709,363	$—		$(67,875	)(k)	$(57,155	)(k)	$(773,218	)(o)	$—
Gains on oil and natural gas derivatives	92,691	13,533	—		—		—		(106,224	)(o)	—
Marketing revenues	6,636	82,943	—		—		—		(89,579	)(o)	—
Other revenues	9,915	20,839	—		(4	)(k)	(2	)(k)	(30,748	)(o)	—

	298,127	826,678	—		(67,879)		(57,157)		(999,769)		—

Expenses:
Lease operating expenses	49,665	208,446	—		(7,992	)(k)	(10,155	)(k)	(239,964	)(o)	—
Transportation expenses	25,972	113,128	—		(9,386	)(k)	(7,682	)(k)	(122,032	)(o)	—
Marketing expenses	4,820	69,008	—		—		—		(73,828	)(o)	—
General and administrative expenses	71,745	117,548	(41,998	)(f)	—		—		(147,094	)(o)	201
Exploration costs	93	3,137	—		—		—		(3,230	)(o)	—
Depreciation, depletion and amortization	47,155	133,711	(11,989	)(g)	(16,198	)(l)	(8,100	)(l)	(144,579	)(o)	—
Taxes, other than income taxes	14,877	47,553	—		(6,853	)(k)	(2,143	)(k)	(53,434	)(o)	—
(Gains) losses on sale of assets and other, net	829	(623,072)	—		276,913	(m)	(16,588	)(m)	361,918	(o)	—

	215,156	69,459	(53,987)		236,484		(44,668)		(422,243)		201

Other income and (expenses):
Interest expense, net of amounts capitalized	(16,725)	(12,361)	9,911	(h)	13,725	(n)	—		5,469	(o)	19
Earnings from equity method investments	157	11,840	—		—		—		(667	)(o)	11,330
Other, net	(149)	(6,233)	—		—		—		6,382	(o)	—

	(16,717)	(6,754)	9,911		13,725		—		11,184		11,349

Reorganization items, net	2,331,189	(8,851)	(2,322,338	)(i)	—		—		—		—

Income from continuing operations before income taxes	2,397,443	741,614	(2,258,440)		(290,638)		(12,489)		(566,342)		11,148
Income tax expense (benefit)	(166)	388,942	44,023	(j)	(107,370	)(j)	(1,692	)(j)	(322,698	)(p)	1,039

Income from continuing operations	2,397,609	352,672	(2,302,463)		(183,268)		(10,797)		(243,644)		10,109

Income from continuing operations attributable to noncontrolling interests	—	2,807	—		—		—		(2,807	)(e)	—

Income from continuing operations attributable to common stockholders/ unitholders	$2,397,609	$349,865	$(2,302,463)		$(183,268)		$(10,797)		$(240,837)		$10,109

Income from continuing operations per share/unit – Basic	$6.80	$3.99									$0.12

Income from continuing operations per share/unit – Diluted	$6.80	$3.92									$0.11

Weighted average shares/units outstanding – Basic	352,792	87,646									87,646

Weighted average shares/units outstanding – Diluted	352,792	88,719									88,719

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

LINN ENERGY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2018, is derived from the historical condensed consolidated balance sheet of Old Linn and the historical carve out condensed consolidated balance sheet of Riviera with adjustments to reflect the Spin-off as if it had been completed as of June 30, 2018.

The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2018, is derived from the historical condensed consolidated statement of operations of Old Linn and the historical carve out condensed consolidated statement of operations of Riviera with adjustments to reflect the Spin-off as if it had been completed as of January 1, 2017.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2017, is derived from the historical consolidated statements of operations of Old Linn, with adjustments to reflect (i) the Spin-off, (ii) the Roan Contribution, (iii) the Jonah Assets Sale, and (iv) Old Linn’s plan of reorganization and fresh start accounting as if each had been completed as of January 1, 2017.

The Company had no material pro forma statements of operations activity for the years ended December 31, 2016 and December 31, 2015 after adjusting for the effects of the Spin-off and Old Linn’s plan of reorganization and fresh start accounting.

The unaudited pro forma condensed consolidated financial statements are for informational and illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the transactions reflected therein had occurred on the dates indicated, nor are such financial statements necessarily indicative of the results of operations in future periods. The pro forma condensed consolidated financial statements do not include realization of cost savings expected to result from such transactions. The assumptions and estimates underlying the adjustments to the unaudited pro forma condensed consolidated financial statements are described in the accompanying notes. The unaudited pro forma condensed consolidated financial information should also be read in conjunction with Old Linn’s historical financial statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2017, as amended, and LINN Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018. In the opinion of LINN Energy’s management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the unaudited pro forma condensed consolidated financial statements.

As a result of the application of fresh start accounting and the effects of the implementation of the plan of reorganization, the condensed consolidated financial statements of Old Linn on or after February 28, 2017, are not comparable with the condensed consolidated financial statements of the Predecessor prior to that date.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (i) directly attributable to the transactions and events, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the results following the transactions and events.

Note 2 – Description of Transactions

See above for a description of the transactions. The results of operations of the assets and liabilities spun-off to Riviera were included in the historical financial statements of Old Linn and LINN Energy until the date of the Spin-off, August 7, 2018. The results of operations of the properties contributed to Roan were included in the historical financial statements of Old Linn until the date of contribution, August 31, 2017, and subsequent earnings from Old Linn’s equity interest in the net assets of Roan were included in the historical financial statements of Old Linn since the date of contribution. Results of operations of the properties sold in the Jonah Assets Sale were included in the historical financial statements of Old Linn until the date of sale, May 31, 2017.

LINN ENERGY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – continued

Note 3 – Pro Forma Adjustments

(a)	Reflects $40 million in cash and approximately $466 million equity method investment related to the 50% equity interest in Roan, each of which were retained by LINN Energy.

(b)	Reflects a reduction in deferred income taxes as a result of the Spin-off.

(c)	Reflects the earnings attributable to LINN Energy’s retained 50% equity interest in Roan.

(d)	Reflects the tax effect of the earnings from LINN Energy’s retained 50% equity interest in Roan.

(e)

Reflects the elimination of income attributable to noncontrolling interests as a result of the LINN Energy’s assignment to Riviera, in connection with the Spin-Off, of Merger Sub and its subsidiaries, including Linn Energy Holdco LLC.

(f)

Reflects the elimination of Emergence Date share-based compensation expenses of approximately $50 million, which represent nonrecurring amounts directly attributable to the plan of reorganization and are not expected to have a continuing impact, partially offset by the recognition of approximately $8 million in additional recurring share-based compensation expenses.

(g)	Reflects a reduction of depreciation, depletion and amortization expense based on new asset values and useful lives as a result of adopting fresh start accounting as of the Emergence Date.

(h)

Reflects a reduction of interest expense as a result of the plan of reorganization. As of the Emergence Date, borrowings under Old Linn’s credit facility included a term loan of $300 million and a revolving loan of $600 million, which incurred interest at rates of 8.33% and 4.33% per annum, respectively. The pro forma adjustment to interest expense as a result of the reorganization and fresh start accounting was calculated as follows:

Year Ended December 31, 2017
(in thousands)
Reversal of Predecessor’s credit facility and term loan interest expense	$15,265
Reversal of amortization of debt costs on Predecessor’s credit facility	1,338
Reversal of Predecessor’s capitalized interest and other	122
Pro forma term loan interest expense on drawn amounts	(2,484)
Pro forma revolving loan interest expense on drawn amounts	(4,330)

Pro forma adjustment to decrease interest expense	9,911

LINN ENERGY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – continued

(i)	Reflects the elimination of nonrecurring reorganization items that were directly attributable to the Chapter 11 bankruptcy, which consist of the following:

	Successor	Predecessor
	Ten Months Ended December 31, 2017	Two Months Ended February 28, 2017
(in thousands)
Gain on settlement of liabilities subject to compromise	$—	$3,724,750
Recognition of an additional claim for the Predecessor’s second lien notes settlement	—	(1,000,000)
Fresh start valuation adjustments	—	(591,525)
Income tax benefit related to implementation of the plan of reorganization	—	264,889
Legal and other professional fees	(8,902)	(46,961)
Terminated contracts	—	(6,915)
Other	51	(13,049)

Reorganization items, net	$(8,851)	$2,331,189

(j)

Old Linn was formed as a C corporation. For federal and state income tax purposes (with the exception of the state of Texas), the Predecessor was a limited liability company treated as a partnership, in which income tax liabilities and/or benefits were passed through to the Predecessor’s unitholders. Limited liability companies are subject to Texas margin tax. In addition, certain of the Predecessor’s subsidiaries were C corporations subject to federal and state income taxes. As such, with the exception of the state of Texas and certain subsidiaries, the Predecessor did not directly pay federal and state income taxes and recognition was not given to federal and state income taxes for the operations of the Predecessor.

The pro forma adjustments to income tax expense (benefit) as a result of the reorganization and fresh start accounting reflect the results of Old Linn as a C corporation based on an estimated tax rate of 37.6% for the year ended December 31, 2017. As a result of the decrease in the federal statutory tax rate, a tax rate of approximately 24.2% is expected to be applied in future periods.

(k)	Reflects the elimination of revenues and direct operating expenses associated with the Jonah Assets Sale and the Roan Contribution.

(l)	Reflects a reduction of depreciation, depletion and amortization expense as a result of the Jonah Assets Sale and the Roan Contribution.

(m)

Reflects the net gain of approximately $277 million, net of costs to sell of approximately $6 million, associated with the Jonah Assets Sale and advisory fees of approximately $17 million associated with the Roan Contribution included in the historical statement of operations for the ten months ended December 31, 2017. The net gain and advisory fees are excluded from the pro forma statement of operations as they reflect nonrecurring charges not expected to have a continuing impact.

(n)	Reflects a reduction of interest expense as a result of the repayment of debt of approximately $559 million from the net proceeds received from the Jonah Assets Sale.

(o)

Reflects the elimination of the remaining revenues and expenses associated with the assets distributed in the Spin-off, with the exception of earnings from LINN Energy’s retained 50% equity interest in Roan and other statement of operations activity attributable to LINN Energy.

LINN ENERGY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – continued

(p)

The pro forma adjustment to income tax expense reflects (i) the tax effect of the Spin-off at LINN Energy’s effective tax rate, (ii) the elimination of the tax effect of fresh start adjustments due to the spin-off of substantially all of the Predecessor’s operations, and (iii) the difference between the effective tax rate and the statutory tax rate used to tax affect the Jonah Assets Sale and the Roan Contribution. LINN Energy used the effective tax rate to determine the pro forma adjustments due to its divesting substantially all of its assets and operations with the exception of its retained 50% equity interest in Roan.